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                                  Exhibit 21.1

               Subsidiaries of AmeriServe Food Distribution, Inc.

                                  Subsidiaries


                  Name of Entity                      Organized Under Laws of
                  --------------                      -----------------------

          AmeriServ Food Company                              Delaware

          AmeriServe Funding Corporation                      Delaware

          AmeriServe Transportation, Inc.                     Nebraska

          Chicago Consolidated Corporation                    Illinois

          Delta Transportation, Ltd.                          Wisconsin

          The Harry H. Post Company                           Colorado

          Northland Transportation Services, Inc.             Nebraska